EXHIBIT 32.1

SECTION 906 CERTIFICATION
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Changjing Mining & New Energy Co., Ltd. (the “Company”) on Form 10-K, for the period ended December 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 28, 2014	By:	/s/ Chen Weidong
	Name:	Chen Weidong
	Title:	Chief Executive Officer (Principal Executive Officer)

Date: March 28, 2014	By:	/s/ Li Ping
	Name:	Li Ping
	Title:	Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not filed with the Securities and Exchange Commission as part of the Form 10-K or as a separate disclosure document and is not incorporated by reference into any filing of China Changjiang Mining & New Energy Co., Ltd. under the Securities Act of 1933, as amended, or the Securities ExchAct of1934, as amended, irrespective of any general incorporation language contained in such filing.